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As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	2869 (Primary Standard Industrial Classification Code Number)	05-0569368 (I.R.S. Employer Identification Number)
1300 South 2nd Street Pekin, IL 61555 (309) 347-9200 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

RONALD H. MILLER
President & Chief Executive Officer
Aventine Renewable Energy Holdings, Inc.
1300 South 2nd Street
Pekin, IL 61555
(309) 347-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
RICHARD D. TRUESDELL, JR. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000	JULIEN R. SMYTHE Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th floor Houston, TX 77002 (713) 220-5800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-132860

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share(1)	1,150,000 shares	$43.00	$49,450,000	$5,292

(1)
Includes shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares of common stock.

        The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-132860

        Aventine Renewable Energy Holdings, Inc. (the 'Company') hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 as amended by Amendments No. 1 through 6 (File No. 333-132860) declared effective on June 28, 2006 by the Securities and Exchange Commission (the 'Commission'), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

        The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-132860 filed on March 30, 2006)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pekin, State of Illinois, on this 28th day of June, 2006.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
BY:	/S/ RONALD H. MILLER Name: Ronald H. Miller Title: President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

* Ronald H. Miller	President, Chief Executive Officer and Director	June 28, 2006
* Ajay Sabherwal	Chief Financial Officer	June 28, 2006
* William J. Brennan	Chief Accounting and Compliance Officer	June 28, 2006
* Leigh Abramson	Director	June 28, 2006
* Richard A. Derbes	Director	June 28, 2006
* Michael C. Hoffman	Director	June 28, 2006
* Wayne D. Kuhn	Director	June 28, 2006
* Bobby L. Latham	Director	June 28, 2006
*By:	/s/ WILLIAM J. BRENNAN Attorney-in-fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-132860 filed on March 30, 2006)

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SIGNATURES
EXHIBITS